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                                                                       Exhibit 5





                                October 29, 1998



The Sherwin-Williams Company
101 Prospect Avenue, N.W.
Cleveland, Ohio  44115-1075

         RE:      REGISTRATION STATEMENT ON FORM S-8
                    OF THE SHERWIN-WILLIAMS COMPANY

Ladies and Gentlemen:

         As General Counsel for The Sherwin-Williams Company, an Ohio corporation (the "Company"), I am delivering this opinion for use as an Exhibit to the Form S-8 Registration Statement (the "Registration Statement") relating to the registration of Deferred Compensation Obligations and shares of the Company's common stock, par value $1.00 per share (the "Common Stock") in connection with The Sherwin-Williams Company Deferred Compensation Savings Plan, The Sherwin-Williams Company Key Management Deferred Compensation Plan and The Sherwin- Williams Company Director Deferred Fee Plan (collectively, the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         As General Counsel of the Company, I have examined:

         A. The Registration Statement, including the Exhibits filed therewith and the Prospectuses related thereto, and the Plans; and

         B. Such other documents and instruments as I have deemed necessary to render the opinion set forth below.

         In making such examination and rendering the opinion set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents, (ii) the authenticity of all documents submitted to me as originals, and (iii) the conformity of originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents.

         With respect to any Common Stock held as treasury shares that may be offered, my opinion is also subject to the condition that such shares had been validly issued before they were


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reacquired by the Company and became treasury shares, and I have assumed that certificates evidencing the Common Stock have been duly countersigned by the applicable registrar and transfer agent.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

         1. The Deferred Compensation Obligations, when issued in accordance with the terms of the Plans, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles; and

         2. The shares of Common Stock, when issued pursuant to the terms of The Sherwin- Williams Company Director Deferred Fee Plan, will be validly issued and fully paid and nonassessable, except as enforcement may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

         I am registered for corporate status to practice law in the State of Ohio pursuant to Rule VI, Section 4 of the Supreme Court Rules for the Government of the Bar of Ohio and do not purport to be an expert in, nor do I express any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States and the laws of the State of Ohio. This opinion speaks as of today's date and is limited to present statutes, regulations and judicial interpretations. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative or regulatory action, judicial decision or otherwise or should the documents that I have examined in connection with this opinion hereafter be changed.

         I am delivering this opinion solely in connection with the filing of the Registration Statement. This letter may not be relied upon for any other purpose or by any person other than the directors and officers of the Company.

         I consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me, in my capacity as General Counsel of the Company, under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/  L.E. Stellato